UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2006

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On December 28, 2006, Cheng Tai Po sold 250,000 shares of Common Stock of Man Sang Holdings, Inc. to DKR SoundShore Oasis Holding Fund Ltd. The purchase price per share of Common Stock was US$4.64.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006	MAN SANG HOLDINGS, INC.

By: /s/ Cheng Chung Hing Ricky

CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer